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                                                                     EXHIBIT 4.4

                                 NOTE GUARANTEE

            For value received, each of the undersigned hereby unconditionally guarantees, jointly and severally, to the extent set forth in the Indenture (as defined below) to the Holder of this Note the payment of principal, premium, if any, and interest on this Note in the amounts and at the times when due and interest on the overdue principal, premium, if any, and interest, if any, of this Note when due, if lawful, and, to the extent permitted by law, the payment or performance of all other obligations of the Issuer under the Indenture or the Notes, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note, the Indenture, including Article Eleven thereof, and this Note Guarantee. This Note Guarantee will become effective in accordance with Article Eleven of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Note Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

            Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of June 4, 2004, among MAAX Corporation, a Nova Scotia unlimited company (the "Issuer"), the Guarantors named therein and U.S. Bank Trust, N.A., as Trustee (the "Trustee"), as amended or supplemented (the "Indenture").

            The obligations of the undersigned to the Holders and to the Trustee pursuant to this Note Guarantee and the Indenture are expressly set forth in Article Eleven of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee and all of the other provisions of the Indenture to which this Note Guarantee relates.

            No director, officer, employee, incorporator, stockholder, member, partner or manager of any Guarantor, as such, shall have any liability for any obligations of such Guarantors under such Guarantors' Note Guarantee or the Indenture or for any claim based on, in respect of, or by reason of, such obligation or its creation.

            This Note Guarantee is subordinated in right of payment, in the manner and to the extent set forth in Article Eleven of the Indenture, to the prior payment in full in cash or cash equivalents of all Senior Debt of the Guarantors, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed.

            THIS NOTE GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            This Note Guarantee is subject to release upon the terms set forth in the Indenture.
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            IN WITNESS WHEREOF, each Guarantor has caused its Note Guarantee to be duly executed.

Date: June 4, 2004
                          BEAUCELAND CORPORATION


                          By:  /s/ James C. Rhee
                               --------------------------------------------
                               Name: James C. Rhee
                               Title: Secretary

                          4200217 CANADA INC.

                          By:  /s/ James C. Rhee
                               --------------------------------------------
                               Name: James C. Rhee
                               Title: Secretary

                          MAAX HOLDING CO.
                          MAAX-KSD CORPORATION
                          PEARL BATHS, INC.
                          MAAX-HYDRO SWIRL
                              MANUFACTURING CORP.
                          MAAX MIDWEST, INC.
                          MAAX SPAS (ARIZONA), INC.
                          AKER PLASTICS COMPANY INC.
                          MAAX CANADA INC.
                          CUISINE EXPERT - C.E. CABINETS INC.
                          9022-3751 QUEBEC INC.
                          MAAX SPAS (ONTARIO) INC.
                          MAAX SPAS (B.C.) INC.

                          By:  /s/ Denis Aubin
                               --------------------------------------------
                               Name: Denis Aubin
                               Title: Director and Officer

                          MAAX LLC

                          By:  /s/ Denis Aubin
                               --------------------------------------------
                               Name: Denis Aubin
                               Title: Director and Officer